Exhibit 99.1

ACTIVIDENTITY REPORTS FIRST QUARTER FISCAL 2010

FINANCIAL RESULTS

FREMONT, Calif., February 4, 2010 — ActivIdentity Corporation (NASDAQ: ACTI), a global leader in credential management and strong authentication, reported revenue for the quarter ended December 31, 2009, of $14.7 million, compared to $16.3 million for the quarter ended December 31, 2008, and $14.5 million for the quarter ended September 30, 2009.

ActivIdentity’s net loss for the quarter ended December 31, 2009, was ($0.3) million, or ($0.01) per basic and diluted share, compared to a net loss of ($4.5) million, or ($0.10) per basic and diluted share for the three months ended December 31, 2008.  Net income for the quarter ended December 31, 2009, included realized gains from the sale of auction rate securities totaling $2.4 million.

ActivIdentity’s operating loss was ($2.9) million for the quarter ended December 31, 2009 compared to an operating loss of ($3.1) million for the quarter ended December 31, 2008, and ($1.3) million for the quarter ended September 30, 2009.  Adjusted EBITDA was ($1.2) million for the quarter ended December 31, 2009, a decrease of $1.5 million compared to the quarter ending December 31, 2008, and a decrease of $1.7 million compared to the quarter ending September 31, 2009. General and administrative expenses, in the quarter ending December 31, 2009, included significant legal expenses related to a intellectual property litigation and to the acquisition of CoreStreet, Ltd., which closed on December 14, 2009. Adjusted EBITDA is a Non-GAAP measure and is defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expense, depreciation, amortization of intangibles, severance and asset impairments.

“The economic climate remains challenging.  We continue to see existing and prospective customers delay capital expenditures to future quarters,” said Grant Evans, chief executive officer and chairman of ActivIdentity.  “We have and will continue to maintain fiscal discipline.  Our focus has been on improving our operations and sales execution and we are confident that we will see gradual improvement in the coming quarters.”

Financial Highlights

	Three Months Ended
GAAP RESULTS	Dec. 31	Sep. 30	Dec. 31
(In millions except per share data)	2009	2009	2008
Revenue	$14.7	$14.5	$16.3
Net Income (Loss)	$(0.3)	$(0.3)	$(4.5)
(Loss) Earnings Per Share — Basic	$(0.01)	$(0.01)	$(0.10)
(Loss) Earnings Per Share — Diluted	$(0.01)	$(0.01)	$(0.10)

NON-GAAP RESULTS

Adjusted EBITDA	$(1.2)	$0.5	$0.3

ActivIdentity is presenting non-GAAP numbers in this press release as it believes the one-time charges for non-recurring items and the non-cash charges distort the period to period results and that investors will benefit from the comparison of information from period to period without these items.  Please refer to the GAAP to non-GAAP reconciliation table for further detail.  Certain financial results are subject to the application of accounting estimates, especially with regards to fair value accounting.  Management has used what it believes to be appropriate valuation techniques to assess the fair value of impaired investments and the fair value of undelivered elements in multi-element software arrangements.

Conference Call Details

ActivIdentity will host its Fiscal First Quarter conference call on Thursday, February 4, at 5:00 PM Eastern Standard Time / 2:00 PM Pacific Standard Time.

To access the conference call within the U.S. or Canada, please dial (866) 393-1796 and enter conference ID 53710995. To access the conference call outside the U.S. or Canada please dial (706) 679-9681 and enter conference ID 53710995.

A replay of the conference call will be available approximately two hours after the conclusion of the call at www.actividentity.com.

About ActivIdentity

ActivIdentity Corporation is a global leader in credential management and strong authentication, providing solutions to confidently establish a person’s identity when interacting digitally. For more than two decades the company’s experience has been leveraged by security-minded organizations in large-scale deployments such as the U.S. Department of Defense, Nissan, and Saudi Aramco. The company’s customers have issued more than 100 million credentials, securing the holder’s digital identity. ActivIdentity is headquartered in Silicon Valley, California. For more information, visit www.actividentity.com.

# # #

ActivIdentity is a registered trademark in the United States and/or other countries. All other trademarks are the property of their respective owners in the United States and/or other countries.

Safe Harbor Statement

The statements in this press release that are not historical facts are forward-looking statements that involve risks and uncertainties including, but not limited to, statements regarding ActivIdentity’s ability to achieve its fiscal year guidance and continued customer acceptance of its products.  These risks and uncertainties include risks relating to uncertainty in the economy and its impact on customer deployments of our products, customer adoption of ActivIdentity’s new products, continued expense reductions from ActivIdentity’s various restructuring and cost control measures, changes to our management team, the use of estimates and assumptions in our financial reporting, and other risks identified under the caption “Risk Factors” in our most recent Annual Report on Form 10-K, and as may be amended  in subsequent Quarterly Reports on Form 10-Q, which are filed with the United States Securities and Exchange Commission (SEC). Copies of these filings are available from us and on the SEC website at www.sec.gov. Actual results, events and performance may differ materially from our forward-looking statements and final results may vary from our preliminary reports. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof.  ActivIdentity disclaims any intention to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

Press Contact:

Torsten George
VP Marketing

+1 510-745-6310

tgeorge@actividentity.com

Investor Contact:

Jacques Kerrest

Chief Financial Officer

+1 510-574-1792

jkerrest@actividentity.com

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(In thousands)

	December 31, 2009	September 30, 2009
	(unaudited)	(1)
ASSETS
Current assets:
Cash and cash equivalents	$68,250	$75,624
Short-term investments	3,100	3,100
Accounts receivable, net of allowance for doubtful accounts of $285 and $261	11,064	13,983
Inventories, net	775	701
Prepaid and other current assets	2,502	556
Total current assets	85,691	93,964
Restricted cash	1,786	1,746
Investments	8,642	11,752
Property and equipment, net	2,161	2,353
Other intangible assets, net	10,797	1,842
Goodwill	9,416	—
Other long-term assets	1,090	2,920
Total assets	$119,583	$114,577
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,107	$1,853
Accrued compensation and related benefits	4,623	5,507
Current portion of accrued restructuring liability	660	642
Accrued and other current liabilities	4,970	3,493
Current portion of deferred revenue	10,683	12,574
Total current liabilities	23,043	24,069
Other long-term liabilities	2,440	2,261
Total liabilities	25,483	26,330

Commitments and contingencies	—	—

Stockholders’ equity:
Preferred stock, $0.001 par value: 10,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value: 75,000,000 shares authorized, 45,866,110 and 45,866,110 issued and outstanding	46	46
Additional paid-in capital	435,265	429,105
Accumulated deficit	(328,897)	(328,599)
Accumulated other comprehensive loss	(12,624)	(12,616)
Total ActivIdentity stockholder’s equity	93,790	87,936
Non-controlling interest	310	311
Total stockholders’ equity	94,100	88,247
Total liabilities and stockholders’ equity	$119,583	$114,577

(1)  Derived from Audited Consolidated Financial Statements

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(In thousands, except per share data)

	Three Months Ended
	December 31,
	2009	2008

Revenue:
Software	$5,129	$5,310
Hardware	4,108	4,803
Service	5,425	6,188
Total revenue	14,662	16,301

Cost of revenue:
Software	452	1,039
Hardware	2,122	2,421
Service	2,049	2,092
Amortization of acquired developed technology and patents	183	593
Total cost of revenue	4,806	6,145
Gross profit	9,856	10,156

Operating expenses:
Sales and marketing	4,433	5,010
Research and development	4,079	4,787
General and administration	4,163	3,427
Amortization of acquired intangible assets	52	41
Total operating expenses	12,727	13,265
Loss from operations	(2,871)	(3,109)

Other income (expense):
Interest income, net	201	810
Other income (expense), net	2,473	(2,316)
Total other income (expense), net	2,674	(1,506)
Loss before income tax and non-controlling interest	(197)	(4,615)
Income tax provision	(102)	(29)
Net loss	(299)	(4,644)
Less: net loss attributable to non-controlling interest	1	99
Net loss attributable to ActivIdentity stockholders	$(298)	$(4,545)
Basic and diluted net loss per share	$(0.01)	$(0.10)
Shares used to compute basic and diluted net loss per share	46,245	45,786

Other comprehensive income (loss):
Net Loss	$(298)	$(4,545)
Unrealized gain (loss) on short-term investments, net	—	152
Foreign currency translation gain (loss)	(8)	1,943
Comprehensive loss	$(306)	$(2,450)

ACTIVIDENTITY CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended December 31,
	2009	2008

Cash flows from operating activities:
Net loss	$(298)	$(4,545)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of previously impaired investments	(2,376)	—
Depreciation and amortization of fixed assets	275	375
Amortization of acquired developed technology and patents	183	593
Unrealized foreign exchange loss	(65)	1,811
Amortization of acquired intangible assets	52	41
Stock-based compensation expense	838	891
Loss on disposal of property and equipment	(3)	10
Minority interest in ActivIdentity Europe S.A	2	(99)
Changes in assets and liabilities, net of assets acquired and liabilities assumed in a business combination:
Accounts receivable	3,776	335
Inventories	(88)	189
Prepaid and other current assets	(161)	(2,772)
Long-term income taxes receivable	4	2,701
Accounts payable	77	598
Accrued compensation and related benefits	(1,154)	(271)
Accrued restructuring liability	(156)	(148)
Accrued and other liabilities	180	77
Deferred revenue	(1,844)	511
Net cash provided by (used in) operating activities	(758)	297

Cash flows from investing activities:
Acquisition, net of cash acquired	(12,096)	—
Purchases of property and equipment	(82)	(28)
Purchases of short-term investments	—	—
Proceeds from sales and maturities of short-term investments	—	3,025
Proceeds from sales of long-term investments	5,486	—
Restricted cash	—	(1,354)
Other long-term assets	82	(1)
Net cash provided by investing activities	(6,610)	1,642

Cash flows from financing activities:
Proceeds from exercise of options, rights and warrants	—	—
Effect of exchange rate changes on cash and cash equivalents	(6)	108
Net increase (decrease) in cash and cash equivalents	(7,374)	2,047
Cash and cash equivalents, beginning of period	75,624	70,173
Cash and cash equivalents, end of period	$68,250	$72,220

Supplemental disclosures:
Cash paid for income taxes	$22	$24

Supplemental Financial Measures — Adjusted EBITDA

In this press release and our related earnings conference call, we intend to provide investors with a better understanding of operating results and underlying trends to assess our performance and liquidity.  We evaluate our operating performance based on several measures, including the non-GAAP financial measure of Adjusted EBITDA (defined as Operating Income adjusted for non-recurring and non-cash items such as stock-based compensation expenses, depreciation, amortization of intangibles, severance and asset impairments).  We believe Adjusted EBITDA is a useful supplemental financial measure for investors because it facilitates investors’ ability to evaluate the operational strength of the company’s business.  Adjusted EBITDA, however, is not calculated in accordance with GAAP and should not be considered a substitute for net income as an indicator of operating performance.  A reconciliation of Adjusted EBITDA to operating income from continuing operations is presented below.

ActivIdentity Corporation

Unaudited Reconciliation from GAAP Operating Income (Loss) to Adjusted EBITDA

(In thousands)

	Three Months Ended
	Dec. 31	Sep. 30	Dec. 31
	2009	2009	2008
Operating Income (Loss)	$(2,871)	$(1,335)	$(3,109)
Add back depreciation expense	275	270	375
Add back amortization expense	235	406	634
Add back stock-based compensation expense	838	922	891
Add back severance expense	277	199	1,500

Adjusted EBITDA	$(1,246)	$462	$291

Supplemental Financial Measures — Non-GAAP Results

This press release contains non-GAAP financial measures. The following table reconciles the non-GAAP financial measures in the press release to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP).  These non-GAAP measures include non-GAAP costs of revenue, operating expenses, other expenses, net loss and net loss per share amounts.

Non-GAAP financial measures should not be considered as a substitute for, or superior to, GAAP financial measures, which should be considered as the primary financial metrics for evaluating our financial performance. Significantly, non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles. Instead, they are based on subjective determinations by management designed to supplement our GAAP financial measures.  They are subject to a number of important limitations and should be considered only in conjunction with our consolidated financial statements prepared in accordance with GAAP.  Our non-GAAP financial measures differ from GAAP measures with the same names, may vary over time, and may differ from non-GAAP financial measures with the same or similar names used by other companies.  Accordingly, investors should exercise caution when evaluating our non-GAAP financial measures.

Despite these limitations, we believe our non-GAAP financial measures provide meaningful supplemental information about our operating results, primarily because they exclude goodwill and investment impairments as well as costs and expenses that we do not believe are indicative of the ongoing operating performance of our business and our senior management.  Although these items should properly be considered in our GAAP financial measures, we believe they should be excluded when evaluating our current operating performance.  The non-GAAP financial measures disclosed in the accompanying press release are used by our Board of Directors and senior management to evaluate our current operating performance, are used in evaluating the performance of our senior management, and are used in our budget and planning processes.  We believe that our non-GAAP financial measures are helpful to investors by facilitating comparisons of our current and prior operating results and by facilitating comparisons of our operating results with those of other software companies.

Unaudited Reconciliation from GAAP to Non-GAAP Expenses

(In thousands)

	Three Months Ended
	Dec. 31	Sep. 30	Dec. 31
	2009	2009	2008
COST OF REVENUE (GAAP)	$4,806	$5,039	$6,145
Subtract depreciation expense	(13)	(14)	(38)
Subtract amortization expense	(183)	(389)	(593)
Subtract stock-based compensation expense	(40)	(39)	(56)
Subtract severance expense	0	0	(6)
COST OF REVENUE (NON-GAAP)	4,570	4,597	5,452

OPERATING EXPENSES
Sales & Marketing (GAAP)	4,433	4,400	5,010
Subtract depreciation expense	(23)	(27)	(54)
Subtract stock-based compensation expense	(127)	(126)	(153)
Subtract severance expense	(162)	(182)	(638)
Sales & Marketing (Non-GAAP)	4,121	4,065	4,165

Research & Development (GAAP)	4,079	3,363	4,787
Subtract depreciation expense	(35)	(38)	(261)
Subtract stock-based compensation expense	(199)	(205)	(280)
Subtract severance expense	(11)	(17)	(779)
Research & Development (Non-GAAP)	3,834	3,103	3,467

General & Administration (GAAP)	4,163	3,037	3,427
Subtract depreciation expense	(204)	(191)	(22)
Subtract stock-based compensation expense	(472)	(552)	(402)
Subtract severance expense	(104)	0	(77)
General & Administration (Non-GAAP)	3,383	2,294	2,926

Amortization of intangibles expense	52	17	41
Subtract amortization expense	(52)	(17)	(41)

OPERATING EXPENSES (GAAP)	$12,727	$10,817	$13,265
OPERATING EXPENSES (Non-GAAP)	$11,338	$9,462	$10,558

Discussion of Specific Items Excluded from Non-GAAP Financial Measures

We exclude the below items in our non-GAAP financial measures because we believe they are not closely related to the ongoing operating performance of our business and management and are generally excluded from our budget and planning process.  In addition, we believe our non-GAAP financial measures are helpful to investors by facilitating comparisons of our operating results over different time periods and by facilitating comparisons of our financial performance with that of other companies. Except for costs and expenses related to restructuring and severance, these items are non-cash and do not affect cash flows.

1.               Amortization of acquired intangible assets — In accordance with GAAP, we amortize intangible assets acquired in connection with acquisitions over the estimated useful lives of the assets.  We exclude these amortization costs in our non-GAAP financial measures because they (i) result from prior acquisitions, rather than the ongoing operating performance of our business, and (ii) absent additional acquisitions, are expected to decline over time as the remaining carrying amounts of these assets are amortized.  We believe excluding these costs helps investors compare our financial performance with that of other companies with different acquisition histories.  However, as with impairment charges, we recognize that amortization costs provide a helpful measure of the financial impact and performance of prior acquisitions and investors should consider our non-GAAP financial measures in conjunction with our GAAP financial results that include amortization costs.

2.               Stock-based compensation — We exclude stock-based compensation expense associated with stock options and restricted stock units granted to employees and non-executive directors in our non-GAAP financial measures.  While stock based compensation is a significant component of our expenses, we believe that investors wish to be able to exclude the effects of stock based compensation expenses in comparing our financial performance with that of other companies.

3.               Restructuring and severance — We exclude restructuring and severance in our non-GAAP financial measures because these costs are unrelated to our ongoing operations.  We believe excluding restructuring and severance expenses help investors compare our operating performance with that of other companies.  We recognize, however, that restructuring and severance will impact cash flows and that we and investors should carefully consider the impact of these costs on future cash flows.

4.               Depreciation expenses — We exclude depreciation expenses in our non-GAAP financial measures because these costs are non-cash charges.  Depreciation is an amortization of the original cost of a fixed asset upon acquisition.